UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

CREATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52390	84-2054332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-930-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Compensatory Agreements of Certain Officers

On February 22, 2021, CREATIONS, INC. (the “Company”) entered into an amendment to the employment agreement (the “Amendment”) with Guy Nissensohn,which is deemed effective as of May 1, 2020. A copy of the Amendment is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.1.

On February 22, 2021,the Company and Yaniv Aharon entered into an agreement for the provision of management services (the “Agreement”) with Yetsira Holdings Ltd., effective January 1, 2020. A copy of the Agreement is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 22, 2021, the Company amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Bylaws is attached hereto and incorporated herein by reference in its entirety as Exhibit 3.1.

Item 8.01 Other Events

On February 22, 2021, the Company adopted an investment banking corporate compensation policy (the “Compensation Policy”). Pursuant to the Compensation Policy, the Administrator will be Guy Nissensohn or anyone else appointed by the Board of Directors. A copy of the Policy is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.3.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated February 22, 2021
10.2	Agreement for the Provision of Management Services, dated February 22, 2021
10.3	Investment Banking Corporate Compensation Policy, dated February 22, 2021
3.1	Amended and Restated Bylaws, dated February 22, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIONS, INC.

Dated: February 26, 2021	By:	/s/ Guy Nissensohn
	Name:	Guy Nissensohn
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors